SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2007
EGL, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	000-27288 (Commission File Number)	76-0094895 (IRS Employer Identification No.)

15350 Vickery Drive, Houston, Texas (Address of principal executive offices)	77032 (Zip Code)
Registrant’s telephone number, including area code: (281) 618-3100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02
Results of Operations and Financial Condition.
     On February 7, 2007, EGL, Inc. (the “Company”) issued a press release providing updates on its expected results and financial condition for the fourth quarter and year-end 2006. A copy of the press release is furnished as Exhibit 99.1 hereto, and the information contained in Exhibit 99.1 relating to the Company’s expected results and financial condition for the fourth quarter and year-end 2006 is incorporated into this Item 2.02 by reference.
     The information furnished pursuant to this Item 2.02, including the portion of Exhibit 99.1 incorporated into this Item, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
Item 8.01
Other Events.
     On February 7, 2007 the Company issued a press release announcing that the special committee of its board of directors has been notified by General Atlantic LLC that it has withdrawn as an equity sponsor from the offer made by James R. Crane, the Company’s largest shareholder, Chief Executive Officer and Chairman of the Board, and General Atlantic to acquire all of the outstanding equity interests of the Company for $36.00 per share in cash. General Atlantic indicated that its participation in the offer has been withdrawn due to an expected shortfall in EGL’s fourth quarter 2006 results, as compared to amounts previously anticipated by analysts and by General Atlantic.
     Mr. Crane has informed the special committee of the Company’s board of directors that he intends to pursue one or more alternative equity sources to replace General Atlantic and that he intends to present a revised offer to the board reflecting any such new equity commitments.
     On February 12, 2007, the Company issued a press release announcing that the board of directors has issued a statement following the withdrawal by General Atlantic LLC as an equity sponsor. A special committee was formed by the board to review and evaluate the proposal originally made by Mr. Crane and General Atlantic. The special committee’s role has also encompassed reviewing and evaluating strategic alternatives in addition to that proposal. In that regard, the special committee had authorized its financial advisor, Deutsche Bank Securities, to solicit interest from third parties for the sale of the Company, and that process had begun prior to the withdrawal by General Atlantic. Although it has not reached any conclusion as to whether a sale or any other alternative should be pursued, the special committee currently expects to continue its process of investigating strategic alternatives regardless of whether Mr. Crane revises or terminates his prior offer.
     There can be no assurance that any revised offer or definitive offer will be made by Mr. Crane or by any third party, as to what the terms of any such offer will be, that the terms of any offer received will be acceptable to the special committee, that any agreement will be executed or that this or any other transaction will be approved or consummated.
     Copies of the February 7, 2007 and February 12, 2007 press releases are included as Exhibits 99.1 and 99.2 respectively to this Form 8-K and, except as incorporated into Item 2.02 above, are incorporated into this Item 8.01 by reference.

CAUTIONARY STATEMENTS
     The statements included in and incorporated by reference into Items 2.02 and 8.01 of this Current Report on Form 8-K regarding fourth quarter and year-end results, shortfall in financial performance, alternative equity sources, any alternative or revised offer pursued by Mr. Crane, any strategic alternatives, continuation of process, sale or other transaction, and other statements that are not historical facts, are forward-looking statements. These statements involve risks and uncertainties including, but not limited to, results of audit and reviews, market conditions, availability and terms of any alternative equity financing, availability of other acquisition financing, approval of any offer or strategic alternative by the special committee and board, the Company’s financial results and performance, actions by Mr. Crane or other bidders with respect to any future bid and other factors detailed in risk factors and elsewhere in the Company’s Annual Reports on Form 10-K and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize (or the consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The company disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.
Item 9.01
Financial Statements and Exhibits.
     (c) Exhibits
99.1 Press release, dated February 7, 2007, announcing withdrawal by General Atlantic LLC from “going private” proposal.
99.2 Press release, dated February 12, 2007 issuing statement by the Special Committee.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 12, 2007

EGL, INC.
By:	/s/ James R. Crane
James R. Crane
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press release, dated February 7, 2007, announcing withdrawal by General Atlantic LLC from “going private” proposal.

99.2	Press release, dated February 12, 2007 issuing statement by the Special Committee.